ADC TELECOMMUNICATIONS, INC.

SUBSIDIARIES
(10/31/04)

Name	State/Country of Organization
ADC (India) Communications & Infotech Private Limited	India
ADC Broadband (Hong Kong) Limited	Hong Kong
ADC Broadband Italy SRL	Italy
ADC Broadband Wireless Group, Inc.	Pennsylvania
ADC Communications Hong Kong Limited	Hong Kong
ADC Connectivity Solutions LLC	Minnesota
ADC Danmark ApS (also known as ADC Denmark ApS)	Denmark
ADC de Delicias, S. de R.L. de C.V.	Mexico
ADC de Juarez, S. de R.L. de C.V.	Mexico
ADC de Mexico S.A. de C.V.	Mexico
ADC Deutsche Holding GmbH	Germany
ADC Digital Communications, Inc.	Delaware
ADC DSL Systems Canada Holdings Inc.	Canada
ADC DSL Systems Canada Inc.	Canada
ADC DSL Systems, Inc.	Delaware
ADC Europe N.V.	Belgium
ADC Global Holdings, Inc.	Minnesota
ADC Holding, Inc.	Delaware
ADC Holding LLC	Delaware
ADC Incorporated	Colorado
ADC International Holding Company	Minnesota
ADC International Holding, Inc.	Delaware
ADC International OUS, Inc.	Minnesota
ADC International, Inc.	Barbados

ADC TELECOMMUNICATIONS, INC.

SUBSIDIARIES
(10/31/04)

Name	State/Country of Organization
ADC Irish Holding IA, LLC	Minnesota
ADC Irish Holding IIA, LLC	Minnesota
ADC Metrica Ireland Limited	Ireland
ADC Optical Systems, Inc.	Delaware
ADC OUS Holdings, LLC	Delaware
ADC Puerto Rico, Inc.	Puerto Rico
ADC Services Fulfillment, Inc.	New Jersey
ADC Software Systems (Malaysia) Sdn Bhd	Malaysia
ADC Software Systems UK	England/Wales
ADC Systems Integration France S.A.S.	France
ADC Systems Integration UK Limited	England
ADC Telecom Canada Inc.	Quebec
ADC Telecommunicaciones Venezuela, S.A.	Republic of Venezuela
ADC Telecommunications (China) Limited	Hong Kong
ADC Telecommunications (Nanjing) Co., Ltd.	China
ADC Telecommunications (Scotland) Limited	Scotland
ADC Telecommunications (Shanghai) Distribution Co., Ltd.	China
ADC Telecommunications (Switzerland) AG	Switzerland
ADC Telecommunications Australia Pty. Limited	Australia
ADC Telecommunications GmbH	Germany
ADC Telecommunications Netherlands B.V.	Netherlands
ADC Telecommunications Sales, Inc.	Minnesota
ADC Telecommunications Singapore Pte. Limited	Republic of Singapore
ADC Telecommunications UK Ltd.	England

ADC TELECOMMUNICATIONS, INC.

SUBSIDIARIES
(10/31/04)

Name	State/Country of Organization
ADC Telecomunicacoes do Brasil Ltda	Brazil
ADC Telecomunicacoes Industria e Comercio Ltda.	Brazil
ADC USA Incorporated	Colorado
ADC Wireless Finland OY	Finland
ADC Wireless Solutions LLC	Minnesota
Codenoll Technology Corporation	Delaware
G-Connect Ltd	Israel
IBSe Ingenieurburo Seiffert GmbH	Germany
KRONE (Africa) Pty Ltd. South	Africa
KRONE (Australia) Holdings PTY Limited	Australia
KRONE (Australia) Technique PTY, Ltd.	Australia
KRONE (NZ) Technique	New Zealand
KRONE (UK) Technique Holding Ltd.	United Kingdom
KRONE (UK) Technique Ltd.	United Kingdom
KRONE AS (Norway)	Norway
KRONE AS, Turkey	Turkey
KRONE Beteiligungsgesellschaft mbH	Germany
KRONE Chile Ltda.	Chile
KRONE Communications (Shanghai) Co. Ltd.	China
KRONE Communications Ltd.	India
KRONE Comunicaciones S.A. de C.V.	Mexico
KRONE Comunicaciones S.A., Spain	Spain
KRONE Comunicacoes Ltda., Brazil	Brazil
KRONE Far East Pte. Ltd. Singapore	Singapore

ADC TELECOMMUNICATIONS, INC.

SUBSIDIARIES
(10/31/04)

Name	State/Country of Organization
KRONE GmbH	Germany
KRONE Hellas Telecommunications S.A., Greece	Greece
KRONE Holding GmbH	Germany
KRONE Informationssysteme GmbH	Germany
KRONE Italia S.r.l.	Italy
KRONE Japan KK	Japan
KRONE Kommunikationstechnik GmbH, Austria	Austria
KRONE Manufacturing Services PTY. Limited	Australia
KRONE Service GmbH	Germany
KRONE Technique (Thailand) Ltd.	Thailand
Nihon ADC K.K.	Japan
OSS Software Corporation	New Jersey
PCS Solutions Canada, Inc.	British Columbia
Princeton Optics, Inc.	New Jersey
PT KRONE Indonesia	Indonesia
Teleprocessing Products, Inc.	California
ZAO KRONE	Russia